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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 18, 2000

                         PRIME SUCCESSION HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              ---------------------

                                    333-14599
                                   (COMMISSION
                                  FILE NUMBER)

                 DELAWARE                                      35-1843580
      (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)


       3940 OLYMPIC BLVD., SUITE 500                              41018
            ERLANGER, KENTUCKY                                 (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (859) 746-6800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             PRIME SUCCESSION, INC.
          (NAME OF PREDECESSOR REGISTRANT IF CHANGED SINCE LAST REPORT)

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ITEM 5.   OTHER EVENTS

         On December 18, 2000 (the "Effective Date"), Reorganized Prime Succession Holdings Inc. ("Reorganized Prime Holdings") and Reorganized Prime Succession, Inc. ("Reorganized Prime") became the successors to Prime Succession Holdings, Inc., a Delaware corporation ("Prime Holdings") and Prime Succession, Inc., a Delaware corporation ("Prime"), respectively, as a result of the consummation of the transactions contemplated by the Plan of Reorganization of Prime Succession Holdings, Inc. and Prime Succession, Inc. under Chapter 11 of the United States Bankruptcy Code as confirmed by the United States Bankruptcy Court for the District of Delaware on November 8, 2000 (the "Plan"). A copy of the Plan, as confirmed by the court, is hereby incorporated by reference as
Exhibit 2.3. Pursuant to the Plan, in exchange for their claims against Prime Succession, Inc., as of July 12, 2000 certain unsecured creditors of Prime Succession, Inc. (the "Old Creditors") will receive their pro rata share of $20 million of 14.25% Mandatory Convertible Senior Subordinated Notes due 2004 or, Upon Conversion, 2009, of Reorganized Prime Holdings ("Senior Subordinated Notes") and common stock, par value $.01 per share, of Reorganized Prime Holdings ("New Common Stock"). The Senior Subordinated Notes will be issued under the indenture (the "Senior Note Indenture") between the Registrant and the United States Trust Company of New York, as trustee, dated as of December 14, 2000, a form of which was attached as an exhibit to Amendment No. 2 to form T-3 of the Registrant filed with the Commission on December 14, 2000. A copy of the press release announcing the consummation of these transactions is attached as
Exhibit 99.5.

         The material features of the Plan are:

CORPORATE GOVERNANCE

         The Plan provides that upon emergence from Chapter 11 the board of directors of Reorganized Prime Holdings and Reorganized Prime would consist of five members, four of whom would be designated by the former members of the informal committee of certain holders of Senior Subordinated Notes that was formed prior to the petition date (the "Informal Committee"). The directors that were selected to date are: Charles Macaluso, Roy Hendin and Michael Salvati. The fifth director is to be Gary Wright, the Chief Executive Officer. The officers of Prime Holdings and Prime immediately prior to the Effective Date are the initial officers of Reorganized Prime Holdings and Reorganized Prime on and after the Effective Date.

         Reorganized Prime Holdings will issue up to 5,000,000 shares of New Common Stock and $20 million of Senior Subordinated Notes to the Old Creditors. After distribution of the New Common Stock, the Old Creditors will own 100% of the issued and outstanding New Common Stock of Reorganized Prime Holdings (subject to dilution in respect of New Common Stock that will be issued pursuant to Reorganized Prime Holdings' equity incentive plan and warrants to purchase New Common Stock which are being distributed to holders of Old Preferred Stock under the Plan).

CREDIT FACILITY

         On the Effective Date, Reorganized Prime, Reorganized Prime Holdings and their subsidiaries (collectively "Borrowers") entered into a $126.7 million Senior Secured Exit Financing Facility pursuant to a Credit Agreement among Borrowers, the lenders party thereto, The Bank of Nova Scotia., as administrative agent, and Goldman Sachs Credit Partners L.P., as Syndication Agent. The credit facility will be used to (i) pay off any amount owing under the companies' debtor in possession financing facility, (ii) pay pre-petition amounts owed to the companies pre-petition secured lenders and (iii) for general working capital purposes (see copy attached hereto as Exhibit 10.10).


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         ( c )    Exhibits

         2.3 Amended Joint Plan of Reorganization of Prime Succession Holdings, Inc. and Prime Succession, Inc. and its Subsidiaries under Chapter 11 of the Bankruptcy Code.

         10.10 Credit and Guaranty Agreement dated as of December 14, 2000 among Prime Succession Holdings, Inc. and Subsidiaries of the Borrower named herein, as Guarantors, Prime Succession, Inc., as Borrower, The Lenders from time to time parties hereto, as Lenders, Goldman Sachs Credit Partners L.P., as Syndication Agent, The Bank of Nova Scotia, as Administrative Agent, and The Bank of Nova Scotia and Goldman Sachs Credit Partners L.P., as Lead Arrangers and Book Managers.

         99.5     Prime Succession Press Release dated December 18, 2000.





SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                             PRIME SUCCESSION HOLDINGS, INC.

                                             /s/ ARTHUR J. ANSIN
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                                             Arthur J. Ansin
                                             Chief Financial Officer
                                             Secretary and Treasurer

         January 3, 2001